Exhibit 23.01

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-77060, 33-93048, 333-49561, 333-56349, 333-55827, and 333-46222) and the Registration Statements on Form S-3 (Nos. 333-76378, 333-82089, 333-94641, 333-31982, and 333-46224) of our report dated January 24, 2003, with respect to the consolidated financial statements and schedule of ATMI, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

Stamford, Connecticut
February 27, 2003